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                                                                       EXHIBIT 5



                                August 11, 1997




Oryx Energy Company
13155 Noel Road
Dallas, Texas 75240-5067

Ladies and Gentlemen:

              We have acted as counsel to Oryx Energy Company (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the contemplated issuance by the Company from time to time of its Debt Securities, Common Stock and Preferred Stock with an aggregate initial offering price of up to $500,000,000 (collectively, the "Securities"). The Debt Securities are to be issued pursuant to (i) a Senior Indenture dated as of September 18, 1988, as amended by the First Supplemental Indenture dated as of April 1, 1991, by and between the Company and The Bank of New York, as Trustee (as further amended or supplemented, the "Senior Indenture"), (ii) a Senior Subordinated Indenture to be entered into between the Company and IBJ Schroder Bank & Trust Company, as Trustee (as amended or supplemented, the "Senior Subordinated Indenture") or
(iii) a Subordinated Indenture to be entered into between the Company and Bank of Montreal Trust Company, as Trustee (as amended or supplemented, the "Subordinated Indenture").

              As such counsel, we have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents of the Company, certificates of public officials and certificates of officers of the Company and such other instruments and records as we have deemed necessary or appropriate for the purpose of rendering this opinion. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

              In our examination, we have assumed the authenticity of all documents submitted to us as originals, the signature of all parties (other than the Company) to documents, the legal
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Oryx Energy Company
August 11, 1997
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right and power of all parties (other than the Company) to enter into and execute the documents to which they are a party and to consummate the transactions contemplated therein, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

              Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

              1. When the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Senior Indenture, the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly authorized and executed, authenticated, issued and delivered in accordance with the Senior Indenture, the Senior Subordinated Indenture or the Subordinated Indenture, as the case may be, against payment therefor in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              2. The shares of Common Stock of the Company, and the shares of Preferred Stock of the Company, when such shares of Common Stock or Preferred Stock, as the case may be, have been duly authorized, issued and delivered against payment therefor in accordance with the applicable underwriting or other agreement, will be validly issued, fully paid and non-assessable.

              This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York and the Federal law of the United States of America. We express no opinion as to the law of any other jurisdiction.

              This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the forgoing or of any facts or circumstances that may hereafter come to our attention. Subject to the forgoing sentence, this opinion letter is solely for your benefit and no other persons shall be entitled to rely upon the opinions herein expressed.
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Oryx Energy Company
August 11, 1997
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              In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any securities of the Company, the Senior Subordinated Indenture or the Subordinated Indenture will have been duly authorized, executed and delivered by the parties thereto (in the case of Debt Securities to be issued thereunder), the authorization of such securities will be applicable to such securities, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of such securities. We have also assumed that none of the terms of any securities of the Company to be established subsequent to the date hereof nor the issuance and delivery of such securities, nor the compliance by the Company with the terms of such securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

              We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, to the reference to our name in the Prospectus and to the reference to our firm under the caption Legal Matters in the Registration Statement.

                                  Very truly yours,

                                  /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                  --------------------------------------------
                                  AKIN, GUMP, STRAUSS, HAUER
                                    & FELD, L.L.P.